SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 11, 2003

WASHINGTON REAL ESTATE INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-6622	53-0261100
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

6110 Executive Boulevard, Suite 800, Rockville, Maryland 20852

(Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code (301) 984- 9400

Item 5. Other Events

On December 11, 2003, Washington Real Estate Investment Trust completed the sale of $100,000,000 aggregate principal amount of its 5 1/4% Senior Notes due January 15, 2014 (the “Notes”). Attached hereto as exhibits are copies of the Officers’ Certificate establishing the terms of the Notes and the form of the Notes.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

4 (a) Officers’ Certificate establishing the terms of the Notes, dated December 8, 2003

4 (b) Form of 5 1/4% Senior Notes due January 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST

By:	/s/ SARA GROOTWASSINK
Sara Grootwassink Chief Financial Officer

December 11, 2003